UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

January 29, 2015

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.

One Campbell Place

Camden, New Jersey 08103-1799

Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2015, Mark R. Alexander was appointed President, Americas Simple Meals & Beverages. Mr. Alexander previously served as President – Campbell North America.

In recognition of Mr. Alexander’s expanded responsibilities, on January 29, 2015, the Compensation and Organization Committee (“Committee”) of the Board of Directors of Campbell Soup Company (the “Company”) authorized the issuance on February 1, 2015 of 10,929 restricted stock units to Mr. Alexander, pursuant to the Company’s 2005 Long-Term Incentive Plan.

Each unit represents a right to receive one share of Company common stock upon vesting. The units will vest two years from the date of grant, provided that Mr. Alexander continues to be employed by the Company. The units will be prorated in the event of an involuntary termination, death or disability occurring at least six months after the grant date, as more fully described in the grant agreement attached hereto.

The full terms and conditions of the grant are set forth in the form of agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

In addition, the Committee established Mr. Alexander’s base salary at $680,000, effective February 1, 2015, which represents an increase of 6%.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of 2005 Long-Term Incentive Plan Time-Lapse Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: February 2, 2015

By:	/s/Kathleen M. Gibson
Kathleen M. Gibson
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of 2005 Long-Term Incentive Plan Time-Lapse Restricted Stock Unit Agreement